Exhibit 10.2

FORM OF

VOTING SUPPORT AGREEMENT

This Voting Support Agreement (this “Agreement”), dated as of October 27, 2022, is entered into by and among KOITO MANUFACTURING CO., LTD., a corporation organized under the laws of Japan (the “Investor”), Cepton, Inc., a Delaware corporation (the “Company”), and [●] (the “Supporting Stockholder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Investment Agreement (as defined below).

RECITALS

WHEREAS, concurrently with this Agreement, the Investor and the Company are entering into an Investment Agreement (the “Investment Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) the Company will issue and sell to the Investor, and the Investor will purchase from the Company, certain shares of the Series A Preferred Stock;

WHEREAS, as of the date hereof, the Supporting Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the shares of Company Common Stock (including any shares of Company Common Stock held by the [●], the “Owned Shares”; the Owned Shares and any additional Company Securities (or any securities convertible into or exercisable or exchangeable for Company Securities) in which the Supporting Stockholder acquires record and beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such securities, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of the Investor to enter into the Investment Agreement, the Company agreed to deliver Voting Support Agreements executed by the Supporting Stockholders concurrently with the execution and delivery of the Investment Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Investor, the Company, and the Supporting Stockholder hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3, the Supporting Stockholder, in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that, at any meeting of the of the Company Stockholders (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), the Supporting Stockholder shall, and shall cause any other holder of record of any of the Supporting Stockholder’s Covered Shares to:

(a) if and when such meeting is held, appear at such meeting or otherwise cause the Supporting Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote, or cause to be voted at such meeting, all of the Supporting Stockholder’s Covered Shares owned as of the record date for such meeting to approve any matters necessary or reasonably requested by the Company for consummation of the transactions contemplated by the Investment Agreement; and

(c) vote, or cause to be voted at such meeting, all of the Supporting Stockholder’s Covered Shares against any Acquisition Proposal or Acquisition Transaction and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect any of the transactions contemplated by the Investment Agreement.

(d) The Supporting Stockholder hereby revokes any and all previous proxies granted with respect to the Covered Shares. During the period commencing on the date hereof and ending upon the Termination Date, the Supporting Stockholder, with respect to all of the Owned Shares, hereby irrevocably grants to, and appoints, the Investor as the Supporting Stockholder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in the Supporting Stockholder’s name, to vote, or cause to be voted (including by proxy, if applicable) any Owned Shares (whether beneficially or of record) by the Supporting Stockholder in accordance with Sections 1(a) through (c) hereof; provided, that any grant of such proxy shall only entitle the Investor or its designee to vote on the matters specified by Sections 1(a) through (c), and the Supporting Stockholder shall retain the authority to vote on all other matters. The proxy granted by the Supporting Stockholder pursuant to this Section 1(d) is irrevocable and is granted in consideration of the Investor entering into this Agreement and the Investment Agreement and incurring certain related fees and expenses. The Supporting Stockholder hereby affirms that such irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable proxy by reason of the Investment Agreement and, except upon the termination of this Agreement in accordance with Section 3, is intended to be irrevocable.

(e) Notwithstanding anything in herein to the contrary, in the event the Company Board, or any duly authorized committee thereof, makes a Company Board Recommendation Change in accordance with the Investment Agreement, the obligations, covenants and restrictions of the Supporting Stockholder set forth in Section 1 above shall be modified such that, for the purposes of such section, the “Covered Shares” shall refer only to such number of shares of Company Common Stock such that the sum of (i) the Company Common Stock beneficially owned by the Supporting Stockholders (as reduced pursuant to this Section clause (e)), (ii) the Company Common Stock beneficially owned by each other Supporting Stockholder party to the respective Voting Support Agreement (as reduced on a pro rata basis under the respective Voting Support Agreement) and (iii) the Company Common Stock beneficially owned by the Investor represents, at the time of such vote, 25% of the voting power of the outstanding shares of Company Common Stock (a “Voting Reduction”). Any Voting Reduction shall apply to each Supporting Stockholder pro rata in accordance with the number of Covered Shares held by such Supporting Stockholder as compared to the other Supporting Stockholders. For the avoidance of doubt, no reduction will be made to the Company Common Stock beneficially owned by the Investor.

The obligations of the Supporting Stockholder specified in this Section 1 shall apply whether or not any matters necessary or reasonably requested by the Company for consummation of the transactions contemplated by the Investment Agreement is recommended by the Board of Directors of the Company.

2. No Inconsistent Agreements. The Supporting Stockholder hereby covenants and agrees that the Supporting Stockholder shall not, at any time prior to the Termination Date, (a) enter into any voting agreement or voting trust with respect to any of the Supporting Stockholder’s Covered Shares that is inconsistent with the Supporting Stockholder’s obligations pursuant to this Agreement, (b) grant a proxy or power of attorney with respect to any of the Supporting Stockholder’s Covered Shares that is inconsistent with the Supporting Stockholder’s obligations pursuant to this Agreement, or (c) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Termination. This Agreement shall automatically terminate, without any notice or other action by any parties hereto, be void ab initio and no parties hereto shall have any further obligations or liabilities under this Agreement, upon the earliest of (a) the receipt of the Requisite Stockholder Approvals (as defined in the Investment Agreement), (b) the termination of the Investment Agreement in accordance with its terms or (c) the time this Agreement is terminated upon the mutual written agreement of the Investor, the Company, and the Supporting Stockholder (the earliest such date under clause (a), (b) or (c) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 10 to 24 shall survive the termination of this Agreement; provided, further, that termination of this Agreement shall not relieve any parties hereto from any liability for any Willful Breach of, or actual and intentional fraud in connection with, this Agreement prior to such termination.

4. Representations and Warranties of the Supporting Stockholder. The Supporting Stockholder hereby represents and warrants to the Investor as follows:

(a) The Supporting Stockholder is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Owned Shares, free and clear of Liens other than as created by this Agreement and Permitted Liens. As of the date hereof, other than the Owned Shares the Supporting Stockholder does not own beneficially or of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company).

(b) The Supporting Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Supporting Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Supporting Stockholder’s Covered Shares that is inconsistent with the Supporting Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Supporting Stockholder’s Covered Shares that is inconsistent with the Supporting Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c) The Supporting Stockholder, (i) if a legal entity, is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby or, (ii) if an individual, has legal competence and capacity to enter into this Agreement and all necessary authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Supporting Stockholder and constitutes a valid and binding agreement of the Supporting Stockholder enforceable against the Supporting Stockholder in accordance with its terms, subject to the Remedies Exceptions.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Supporting Stockholder from, or to be given by the Supporting Stockholder to, or be made by the Supporting Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by the Supporting Stockholder of this Agreement, the consummation of the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Investment Agreement).

(e) The execution, delivery and performance of this Agreement by the Supporting Stockholder do not, and the consummation of the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Investment Agreement) will not, constitute or result in, (i) if the Supporting Stockholder is a legal entity, a breach or violation of, or a default under, the certificate of incorporation, bylaws, limited liability company agreement or similar governing documents of the Supporting Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on the Covered Shares (other than Permitted Liens) pursuant to any contract binding upon the Supporting Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which the Supporting Stockholder is subject, or (iii) any change in the rights or obligations of any parties hereto under any contract legally binding upon the Supporting Stockholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, loss, acceleration, Lien or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Supporting Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Investment Agreement).

(f) As of the date of this Agreement, there is no action, proceeding or, to the Supporting Stockholder’s knowledge, investigation pending against the Supporting Stockholder or, to the knowledge of the Supporting Stockholder, threatened against the Supporting Stockholder that questions the beneficial or record ownership of the Supporting Stockholder’s Owned Shares, the validity of this Agreement or the performance by the Supporting Stockholder of its obligations under this Agreement.

(g) The Supporting Stockholder understands and acknowledges that the Investor and the Company entered into the Investment Agreement in reliance upon the execution and delivery of this Agreement by the Supporting Stockholder and the representations, warranties, covenants and other agreements of the Supporting Stockholder contained herein.

(h) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which the Investor or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Supporting Stockholder, on behalf of the Supporting Stockholder, other than, for the avoidance of doubt, the Investor’s or the Company’s engagement of any investment banker, broker, finder or other intermediary as set forth in the Investment Agreement.

5. Certain Covenants of the Supporting Stockholder. Except in accordance with the terms of this Agreement, the Supporting Stockholder hereby covenants and agrees as follows:

(a) The Supporting Stockholder hereby agrees not to, directly or indirectly, and shall not, prior to the Termination Date, authorize or encourage any of its Affiliates or any of its or their representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or furnish or disclose any non-public information about the Company to, any Person in connection with or that could reasonably be expected to lead to a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. The Supporting Stockholder shall immediately cease and cause to be terminated, and shall use reasonable best efforts to cause its Affiliates and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal.

(b) The Supporting Stockholder hereby agrees not to, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the transactions contemplated by the Investment Agreement, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any contract or option with respect to the Transfer of any of the Supporting Stockholder’s Covered Shares, or (ii) take any action that would make any representation or warranty of the Supporting Stockholder contained herein untrue or incorrect or have the effect of preventing or materially delaying the Supporting Stockholder from or in performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer (A) to an Affiliate of the Supporting Stockholder, (B) occurring by will, testamentary document or intestate succession upon the death of a Supporting Stockholder who is an individual, (C) pursuant to community property laws or divorce decree, or (D) to be held in “street name” pursuant to a 10b5-1 plan entered into after the date hereof so long as no trades under such plan occur prior to the voting of the Supporting Stockholder’s Covered Shares in accordance with Section 1 and the Supporting Stockholder remains the beneficial owner of such Covered Shares entitled to vote such Covered Shares [or (E) of up to 1,000,000 Covered Shares in the aggregate] (each, a “Permitted Transfer”); provided, further, that any Permitted Transfer (other than pursuant to clause (D)[ and (E)]) shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Investor, to assume all of the obligations of the Supporting Stockholder under, and be bound by all of the terms of, this Agreement in respect of the Covered Shares so Transferred and any Covered Shares subsequently acquired; provided, further, that any Transfer permitted under this Section 5(b) shall not relieve the Supporting Stockholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(b) with respect to the Supporting Stockholder’s Covered Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Supporting Stockholder.

(c) The Supporting Stockholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

6. Further Assurances. From time to time, at the Investor’s request and without further consideration, the Supporting Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement. The Supporting Stockholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against the Investor or their respective Affiliates, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Investment Agreement or the consummation of the transactions contemplated hereby and thereby.

7. Disclosure. The Supporting Stockholder hereby authorizes the Company and the Investor to publish and disclose in any announcement or disclosure to the extent required by Law or by rule or regulation of the SEC or NASDAQ the Supporting Stockholder’s identity and ownership of the Covered Shares and the nature of the Supporting Stockholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure, if permitted under such Law, rule or regulation, the Company and the Investor have provided the Supporting Stockholder with a reasonable opportunity to review and comment upon such announcement or disclosure, which comments the Company and the Investor will consider in good faith.

8. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Investor, the Company and the Supporting Stockholder.

10. Waiver. Any parties to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement pursuant to an instrument in writing signed by the party or parties to be bound thereby, or agree to an amendment or modification to this Agreement in the manner contemplated by Section 9 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

11. Notices. All notices, requests and other communications to any of the parties hereto shall be in writing (including email transmission, so long as a receipt of such email is requested and received) and shall be given,

(i) if to the Investor to:

KOITO MANUFACTURING CO., LTD.
4-8-3 Takanawa
Minato-ku, Tokyo 108-8711
Japan
Attn:	Satoshi Kabashima
Email:	[ ]

with copies (which will not constitute notice) to:

Nishimura & Asahi
Otemon Tower
1-1-2 Otemachi
Chiyoda-ku, Tokyo 100-8124
Japan
Attn:	Tatsuya Tanigawa
Email:	[ ]

Davis Polk & Wardwell LLP
Izumi Garden Tower 33F
1-6-1 Roppongi
Minato-ku, Tokyo 106-6033
Japan
Attn:	Ken Lebrun
Email:	[ ]

(ii) if to the Company to:

Cepton, Inc.
399 West Trimble Road
San Jose, CA 95131
United States of America
Attn:	Hull Xu, Chief Financial Officer
Email:	[ ]

with a copy (which will not constitute notice) to:

O’Melveny & Myers LLP
Two Embarcadero Center, 28th Floor
San Francisco, CA 94111
United States of America
Attn:	Paul Sieben; Ryan Coombs
Email:	[ ]

If to the Supporting Stockholder, to such address indicated on the Company’s records with respect to the Supporting Stockholder or to such other address or addresses as the Supporting Stockholder may from time to time designate in writing.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

12. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Investor any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Supporting Stockholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Supporting Stockholder shall remain vested in and belong to the Supporting Stockholder, and the Investor shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Supporting Stockholder in the voting or disposition of any of the Supporting Stockholder’s Covered Shares, except as otherwise provided herein.

13. Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Confidentiality Agreement (as between the Investor and Cepton Technologies, a Subsidiary of the Company), constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

14. No Third-Party Beneficiaries. The Supporting Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of the Investor in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

15. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, any transaction contemplated hereby or the actions of the Investor or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement. Each party hereto hereby waives, and shall not assert as a defense in any legal dispute, that (i) such Person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such Person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 15, the parties hereto may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY HERETO SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

16. Assignment; Successors. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of each of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment of this Agreement without the consent required by this Section 16 is null and void.

17. Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the Persons that are expressly identified as parties hereto, including Persons that become parties hereto after the date hereof or that agree in writing for the benefit of the Company and the Investor to be bound by the terms of this Agreement applicable to the Supporting Stockholder, and, subject only to the specific contractual provisions hereof, no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any of the parties hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated by this Agreement or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party hereto against any other party hereto, in no event shall any party hereto or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

18. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties hereto shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Supporting Stockholder’s obligations to vote its Covered Shares as provided in this Agreement, without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties hereto would have entered into this Agreement. Each of the parties hereto agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties hereto acknowledge and agree that any party hereto seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 18 shall not be required to provide any bond or other security in connection with any such injunction.

19. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

20. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each of the parties hereto shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

21. Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any of the parties hereto by virtue of the authorship of any of the provisions of this Agreement.

22. Capacity as a Supporting Stockholder. Notwithstanding anything herein to the contrary, the Supporting Stockholder signs this Agreement solely in the Supporting Stockholder’s capacity as a stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions or inactions of any affiliate, representative, employee or designee of the Supporting Stockholder or any of its affiliates in his or her capacity, if applicable, as an officer, director or fiduciary of the Company or any of its Subsidiaries or any other Person.

23. Representation of the Company. The Supporting Stockholder acknowledges and agrees that it has had an adequate opportunity to review this Agreement with its counsel prior to executing this Agreement.

24. Fees and Expenses. Except as set forth in Section 9.02 (Manner and Notice of Termination; Effect of Termination) of the Investment Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

25. Spousal Consent. If any individual Supporting Stockholder is married on the date of this Agreement and the Supporting Stockholder resides in a state in which spousal consent is necessary to give full effect hereto, the Supporting Stockholder spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit A hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in the Supporting Stockholder’s Covered Shares that do not otherwise exist by operation of law or the agreement of the parties hereto. If any individual Supporting Stockholder should marry or remarry subsequent to the date of this Agreement, the Supporting Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

KOITO MANUFACTURING CO., LTD.

By:
	Name:	Michiaki Kato
	Title:	President and COO

[Signature Page to Voting Support Agreement ([●])]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

CEPTON, INC.

By:
Name:
Title:

[Signature Page to Voting Support Agreement ([●])]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

[●]

Name:	[●]

Owned Shares Held:
Common Stock:	[●]

[Signature Page to Voting Support Agreement ([●])]

Exhibit A
Form of Spousal Consent

CONSENT OF SPOUSE

I, _______________, spouse of _______________, acknowledge that I have read the Voting Support Agreement, dated as of October 27, 2022, by and among KOITO MANUFACTURING CO., LTD., a corporation organized under the laws of Japan (the “Investor”), Cepton, Inc., a Delaware corporation (the “Company”), and _______________ (the “Supporting Stockholder”), to which this Consent is attached as Exhibit A (as the same may be amended or amended and restated from time to time, the “Agreement”), and that I understand the contents of the Agreement. I am aware that my spouse is a party to the Agreement and the Agreement contains provisions regarding the voting and transfer of Covered Shares (as defined in the Agreement) of the Company which my spouse may own, including any interest I might have therein.

I hereby agree that I and any interest, including any community property interest, that I may have in any Covered Shares of the Company subject to the Agreement shall be irrevocably bound by the Agreement, including any restrictions on the transfer or other disposition of any Company Securities (as defined in the Investment Agreement) or voting or other obligations as set forth in the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights and obligations under the Agreement.

This Consent shall be binding on my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement and this Consent.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right. I am under no disability or impairment that affects my decision to sign this Consent and I knowingly and voluntarily intend to be legally bound by this Consent.

[Signature Page Follows]

A-1

Dated as of __________

Signature

Print Name

A-2